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                                                CONTRACT DATA PAGE
PRODUCT:	[Symetra True Variable Annuity]


OWNER:		[John Doe]			[JOINT OWNER:	[Jane Doe]
Address:	[1234 Main St.]			Address:	[1234 Main St.]
		[Any City, ST 99999-9999]			[Any City, ST 99999-9999]
		Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
		Age:	[35]	Sex:	[Male]			Age:	[35]	Sex:]	[Female]

ANNUITANT:	[John Doe]			[JOINT ANNUITANT:[Jane Doe]
Address:	[1234 Main St.]			Address:	[1234 Main St.]
		[Any City, ST 99999-9999]			[Any City, ST 99999-9999]
		Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
		Age:	[35]	Sex:	[Male]			Age:	[35]	Sex:]	[Female]

CONTRACT NUMBER: [LP12345678]

CONTRACT DATE: [5/01/2005]

MAXIMUM ISSUE AGE: [85].  The Contract Date must be prior to the Owner's and Annuitant's (including any joint Owner's and joint Annuitant's) [86th] birthday.

DELIVERED IN THE STATE OF [Any State]

[STATE INSURANCE DEPARTMENT TELEPHONE NUMBER:  XXX-XXX-XXXX]

PURCHASE PAYMENTS
	INITIAL PURCHASE PAYMENT: [$50,000]
	MINIMUM PURCHASE PAYMENT: [$25,000]
	MAXIMUM PURCHASE PAYMENT: [$2,000,000]
	MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250] systematic [$1,000] check

ANNUITIZATION
	ANNUITY DATE: Before [1/01/2066]
	MINIMUM ANNUITY PAYMENT: [$250]
	MAXIMUM ANNUITIZATION AGE: [95]. Annuity Payments may begin prior to the (including any joint Annuitant's) [96th] birthday.
	MAXIMUM ANNUITIZATION AGE: [101]

WITHDRAWALS

	MINIMUM SUB-ACCOUNT VALUE FOLLOWING WITHDRAWAL: [$500]
	MINIMUM CONTRACT VALUE FOLLOWING WITHDRAWAL: [$2,000]
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TRANSFERS
	MINIMUM TRANSFER AMOUNT: [$500]
	MINIMUM SUB-ACCOUNT VALUE FOLLOWING TRANSFER: [$500]

CHARGES AND FEES

DAILY CHARGES

MORTALITY AND EXPENSE RISK CHARGE:
------------------------------------------------------------------------------
Standard Sub-accounts		[.60%] deducted daily from the net asset value
------------------------------------------------------------------------------
Prepaid Annuity Sub-accounts	[.60%] deducted daily from the net asset value
------------------------------------------------------------------------------

	SUB-ACCOUNT FUND FACILIATION FEE:  Up to a maximum of [0.15%] deducted daily from the
	net asset value. We may charge a Sub-account fund facilitation fee up to the maximum
	for Sub-accounts made available under this Contract.  Refer to the Sub-accounts below.
	We will notify you if we change this for any Sub-account we offer on the Contract
	Date or subsequently under this Contract.

TRANSFER CHARGE:  [$25] for each transfer in excess of [25] transfers per Contract Year.

PREMIUM TAXES: As of the Contract Date, premium taxes [are/ are not] charged in your state.
[However, if we ever incur such taxes, we reserve the right to make a deduction from your
Contract Value for the payment of the premium taxes assessed in connection with your Contract.]

SEPARATE ACCOUNT:	Symetra Resource Variable Account B

SUB-ACCOUNTS
------------

STANDARD SUB-ACCOUNTS
SUB-ACCOUNTS 		SUB-ACCOUNT FUND 	SUB-ACCOUNTS			SUB-ACCOUNT FUND
			FACILITATION FEE		 			FACILITATION FEE
---------------------------------------------------------------------------------------------------------








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PREPAID ANNUITY SUB-ACCOUNTS

SUB-ACCOUNTS 			SUB-ACCOUNT FUND 	SUB-ACCOUNTS			SUB-ACCOUNT FUND
				FACILITATION FEE		 			FACILITATION FEE
---------------------------------------------------------------------------------------------------------





















Home Office:	  					Administrative Office:
Symetra Life Insurance Company 	  			Symetra Life Insurance Company
Retirement Services
[777 108th Ave. NE, Suite 1200	  			[P.O. Box
Bellevue, Washington  98004]	  			X, XX  XXXXX]
Telephone: [1-800-796-3872]				Fax: [1-866-532-1356]
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